UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 1, 2019

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

Pennsylvania	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	KWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On April 4, 2017, the Quaker Chemical Corporation, a Pennsylvania corporation (the “Company”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) for the acquisition of the outstanding share capital (the “Houghton Shares”) of Global Houghton Ltd., an exempted company incorporated under the laws of the Cayman Islands (“Global Houghton”), with Gulf Houghton Lubricants, Ltd., an exempted company incorporated under the laws of the Cayman Islands (“Gulf Houghton”), Global Houghton, certain members of the management of Global Houghton (the “Management Sellers,” and collectively with Gulf Houghton, the “Sellers”) and Gulf Houghton, as agent for the Sellers (the “Sellers’ Representative”). On August 1, 2019, the parties consummated the acquisition of Global Houghton (the “Combination”) and the other transactions contemplated by the Share Purchase Agreement, substantially pursuant to the terms and conditions set forth in the Share Purchase Agreement. The Share Purchase Agreement was filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Company’s Current Report on Form 8-K filed on April 5, 2017, and is incorporated by reference as an exhibit to the Company’s latest Annual Report on Form 10-K.

Global Houghton’s primary operating subsidiary, Houghton International Inc., a Pennsylvania corporation (“Houghton International”), is a global leader in delivering advanced metalworking fluids and services for the automotive, aerospace, metals, mining, machinery, offshore and beverage industries. The aggregate consideration for the Houghton Shares was (a) $172,500,000 in cash (which was adjusted downward pursuant to the terms of the Share Purchase Agreement to $170,828,827, in connection with the disposition of certain assets as described in more detail below) and (b) 4,329,176 shares (the “Consideration Shares”) of common stock, $1.00 par value per share, of the Company (the “Common Stock”), comprising 24.5% of the Common Stock outstanding as of the closing of the Combination (the “Closing”), which the Company issued to the Management Sellers and to an affiliate of Gulf Houghton, Gulf Hungary Holding Korlátolt Felelősségű Társaság, a Hungarian company (“Gulf Hungary”). Additionally, in exchange for a portion of the cash portion of the purchase price, the holders of certain stock options and stock appreciation rights of Global Houghton surrendered their stock options and stock appreciation rights for cancellation at the Closing. A portion of the cash consideration and Consideration Shares together totaling in the aggregate $100,000,000 has been placed in escrow at the Closing to secure the Sellers’ representations, warranties and covenants in the Share Purchase Agreement. In connection with obtaining necessary regulatory approvals from antitrust regulators in the United States and the European Union to effect the Combination, Global Houghton was required to divest, license and sell certain of its businesses, assets, properties and product lines, as described in more detail below. Because this required divestiture exceeded a certain amount of pro forma combined net sales of Global Houghton as set forth in the Share Purchase Agreement, the purchase price was reduced by $1,681,173, pursuant to the terms of the Share Purchase Agreement.

The Company and the Sellers have each made representations and warranties to each other that are customary for transactions of this nature and which generally survive for a limited period. Subject to certain exceptions, both the Company’s and the Sellers’ liability under the Share Purchase Agreement are subject to caps and deductible amounts.

The issuance of the Consideration Shares at the Closing is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The issuance was approved by the shareholders of the Company under the rules of the New York Stock Exchange at a special meeting of shareholders of the Company held September 7, 2017, at which the shareholders also approved an amendment to the Company’s articles of incorporation to provide that every holder of Common Stock is entitled to one vote for each share of Common Stock. Under the Share Purchase Agreement, the Company has agreed to register for sale the Consideration Shares issued to the Management Sellers within 30 days after the Closing (subject to extension under certain circumstances).

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In connection with the Closing, on August 1, 2019, the Company entered into a Shareholder Agreement, (the Shareholder Agreement”) with Gulf Hungary and certain of its affiliates (collectively, the “Gulf Shareholders”). Pursuant to the terms of the Shareholder Agreement, the Company granted the Gulf Shareholders a right to nominate a number of directors (each, a “Gulf Designee”) to the Company’s board of directors (the “Board”), so long as the Gulf Shareholders retain a certain percentage ownership of the Company. While any Gulf Designee is serving on the Board and for a six-month period after no Gulf Designee is serving on the Board (the “Governance Period”), the Gulf Shareholders may not, except to the extent approved by the Board, directly or indirectly, participate in certain specified hostile transactions or change in control proposals. Additionally, during the Governance Period, the Gulf Shareholders have certain participation rights if the Company offers or sells any new securities, subject to agreed upon exceptions. Other than pursuant to the foregoing participation right, however, the Gulf Shareholders may not, for a period of two years following the Closing, acquire any equity securities of the Company. The Consideration Shares held by the Gulf Shareholders may not be transferred within the first six months after the Closing and transfers thereafter are subject to certain restrictions. The Gulf Shareholders have certain demand and piggyback registration rights, related to sales and pursuant to registration under the Securities Act. The foregoing description of the Shareholder Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Shareholder Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Additionally, on August 1, 2019, the Company entered into a Non-Competition and Non-Solicitation Agreement with Gulf Houghton and certain of its affiliates, under which Gulf Houghton and such affiliates have agreed not to, subject to certain exceptions, (a) for a period of two years after the Closing, (i) own, manage, operate or control any business which competes with the Company (as combined with Global Houghton and including subsidiaries), or (ii) become a shareholder, partner, member or owner of any person who is engaged in the same business as the Company (as combined with Global Houghton and including subsidiaries), or (b) for a period of three years after the Closing, employ or solicit any employee of the Company or any of its subsidiaries. The foregoing description of the Non-Competition and Non-Solicitation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Non-Competition and Non-Solicitation Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

In connection with the obtaining approval of the Combination, pursuant to requirements of regulatory authorities in the United States and the European Union, immediately prior to the Closing, Global Houghton divested certain products and related assets of it and certain of its subsidiaries (the “Divestiture”) to subsidiaries of French multinational corporation Total S.A. (the “Buyer”), including certain steel and aluminum rolling oil product lines (collectively, the “Divested Business”) for an aggregate purchase price of approximately $37 million, which is subject to certain customary adjustments for transactions of this nature. In connection with the Divestiture, the Company agreed to certain non-solicitation provisions in respect of the employees and independent contractors of the Buyer and the Divested Business and in respect of the customers and suppliers of the Divested Business, in each case for a period of five years after the Closing, subject to certain exceptions.

The information in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

Termination of Existing Amended and Restated Credit Agreement

In connection with its entry into the new credit agreement described in Item 2.03 of this Current Report on Form 8-K, on August 1, 2019, the Company terminated that certain Amended and Restated Credit Agreement, dated as of June 14, 2013, by and among the Company and certain of its subsidiaries, as borrowers, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the other lenders party thereto (as amended, the “Prior Credit Agreement”), which provided for a multicurrency unsecured credit facility of up to $300 million (the “Prior Facility”) and a right of the Company to increase the Prior Facility by an aggregate amount not to exceed $100 million, subject to the terms and conditions of the Prior Credit Agreement.

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The administrative agent and certain of the lenders party to the Prior Credit Agreement have provided, and may in the future provide, normal banking, investment banking and/or advisory services for the Company and/or its affiliates from time to time, for which they have received, or may in the future receive, customary fees and expenses.

The Prior Credit Agreement was filed with the Commission as an exhibit to the Company’s Current Report on Form 8-K filed on June 17, 2013, and is incorporated by reference as an exhibit to the Company’s latest Annual Report on Form 10-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Entry into New Credit Agreement

On August 1, 2019, and in connection with the Closing described in Item 1.01 of this Current Report on Form 8-K, the Company and its wholly-owned subsidiary, Quaker Chemical B.V. (“Quaker B.V.”), as borrowers, entered into a new credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, U.S. Dollar swing line lender and letter of credit issuer, and the other lenders party thereto (together, the “Lenders”) providing for a multicurrency senior secured credit facility of up to $1.15 billion, consisting of (a) a $600 million term loan to the Company, (b) a term loan in Euros in an amount equal to $150 million to Quaker B.V. and (c) a $400 million revolving facility (collectively, the “Facility”). The Company has the right to increase the amount of the Facility by an aggregate amount not to exceed $300 million, subject to certain conditions, including the agreement to provide financing by any Lender providing any such increase.

U.S. Dollar-denominated borrowings under the Facility bear interest, at the Company’s election, at the Base Rate or Eurocurrency Rate (each as defined in the Credit Agreement) plus an applicable margin ranging from 1.125% to 2.000% for Eurocurrency Rate-based loans and from 0.125% to 1.000% for Base Rate-based loans, depending upon the Company’s consolidated net leverage ratio. Borrowings under the Facility denominated in currencies other than U.S. Dollars bear interest at the Eurocurrency Rate plus the applicable margin. The Facility terminates and the debt under the Credit Agreement is due five years after the closing date.

The Facility is guaranteed by certain of the Company’s domestic subsidiaries and is secured by first priority liens on substantially all of the assets of the Company and the subsidiary guarantors, subject to certain customary exclusions. Quaker B.V. is liable only for the borrowings made to it by the Lenders under the Facility.

The Credit Agreement contains affirmative and negative covenants, financial covenants and events of default that are customary for agreements of this nature. The Credit Agreement contains a number of customary business covenants, including without limitation restrictions on (a) the incurrence of additional indebtedness by the Company or certain of its subsidiaries, (b) investments in and acquisitions of other businesses, lines of business and divisions by the Company or certain of its subsidiaries, (c) the making of dividends or capital stock purchases by the Company or certain of its subsidiaries and (d) dispositions of assets by the Company or certain of its subsidiaries. Dividends and share repurchases are permitted in annual amounts not exceeding the greater of $50,000,000 annually and 20% of consolidated EBITDA if there is no default under the Credit Agreement and also certain other amounts if the net leverage ratio is less than 2.0 to 1.0.

Financial covenants contained in the Credit Agreement include a consolidated interest coverage test and a consolidated net leverage test. Customary events of default in the Credit Agreement include without limitation defaults for non-payment, breach of representations and warranties, non-performance of covenants, cross-defaults, insolvency, and a change of control of the Company in certain circumstances. The occurrence of an event of default under the Credit Agreement could result in all loans and other obligations becoming immediately due and payable and the Facility being terminated.

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The administrative agent and certain of the Lenders party to the Credit Agreement have provided, and may in the future provide, normal banking, investment banking and/or advisory services for the Company and/or its affiliates from time to time, for which they have received, or may in the future receive, customary fees and expenses.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2019, as required by the Share Purchase Agreement and in connection with the Closing described in Item 1.01 of this Current Report on Form 8-K, the Company increased the size of the Board from eight to eleven and elected Sanjay Hinduja, Ramaswami Seshasayee and Michael J. Shannon as additional directors. Mr. Seshasayee serves as a Class I director, Mr. Shannon serves as a Class II director and Mr. Hinduja serves as a Class III director.

Sanjay Hinduja is the Chairman of Gulf Oil International Limited, a company providing lubricants and fuel products and services worldwide, and has served in this capacity for more than 20 years. Mr. Hinduja was the Non-Executive Chairman of Gulf Oil Corporation Limited from August 2005 until September 2014. Mr. Hinduja will serve as a member of the Company’s Governance Committee. He currently serves as a member of the board of directors of Gulf Oil International Middle East Limited, Gulf Oil Middle East Limited, Gulf Oil Philippines Inc., Sangam Limited and Gulf Oil Marine Limited, and also serves as the Chairman of Gulf Oil Lubricants India Limited. Prior to the Closing, he also served as a member of the board of directors of Houghton International, GH Holdings Inc. and Global Houghton.

Ramaswami Seshasayee was the Managing Director and Chief Executive Officer at Ashok Leyland Limited, India, a company known for being the second largest manufacturer of commercial vehicles in India, the fourth largest manufacturer of buses in the world and in 2018, the twelfth largest manufacturer of trucks, from April 1998 to March 2011; its Executive Vice Chairman from April 2011 until March 2013; and its Non-Executive Vice Chairman from April 2013 until July 2016. Mr. Seshasayee will serve as a member of the Company’s Compensation/Management Development Committee. Mr. Seshasayee currently serves as a member of the board of directors of Asian Paints, Ltd. and serves as Chairman of IndusInd Bank Ltd. Prior to the Closing, he also served as a member of the board of directors of Houghton International.

Michael J. Shannon was the Chief Executive Officer of Houghton International from December 2015 to August 1, 2019. Previously, he was Houghton International’s Chief Operating Officer from April 2014 until November 2015. Mr. Shannon joined Houghton International in 2009 as Senior Vice President Global Operations, Supply Chain, Information Technologies and Environmental, Health and Safety before assuming additional commercial responsibilities for the Asia Pacific region in 2013. Prior to joining Houghton International, Mr. Shannon spent 24 years at Ashland Inc. in various senior-level positions, including Corporate Officer and President of Global Supply Chain, Senior Vice President of Ashland Specialty Chemical’s Global Performance Materials Division and Vice President/General Manager of Ashland’s Petrochemicals Division. Mr. Shannon will serve as a member of the Company’s Audit Committee. Prior to the Closing, he also served as a member of the board of directors of Houghton International. He currently serves as a member of the board of directors of Hexion Inc.

Each of Messrs. Hinduja’s, Seshasayee’s and Shannon’s compensation will be consistent with the Company’s previously disclosed compensatory arrangements for non-employee directors, which are described in the Company’s most recent proxy statement filed with the Commission on March 29, 2019, file number 001-12019, under the heading “Director Compensation.” Such compensation consists of an annual cash retainer and a time-based restricted stock award, as determined for each Board year by the Board’s Governance Committee, as well as a fee

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for each Board and committee meeting attended. Messrs. Hinduja’s, Seshasayee’s and Shannon’s annual cash retainers will be prorated to reflect the commencement date of their service on the Board.

Item 9.01.	Financial Statements and Exhibits.

The financial statements and pro forma financial information required to be filed with this Current Report on Form 8-K with respect to the Combination reported in Item 1.01 above will be provided by amendment within 71 calendar days of this report, as permitted by this section.

The following exhibits are included as part of this report:

Exhibit No.	Description

2.1	Share Purchase Agreement, dated April 4, 2017, by and among Quaker Chemical Corporation, a Pennsylvania corporation, Gulf Houghton Lubricants, Ltd., an exempted company incorporated under the laws of the Cayman Islands, Global Houghton Ltd., an exempted company incorporated under the laws of the Cayman Islands, and certain members of the management of Global Houghton Ltd. and Gulf Houghton Lubricants, Ltd., as agent for the Sellers. Incorporated by reference to Exhibit 10.1 as filed by the Company with Form 8-K, filed on April 5, 2017 (Commission File Number 001-12019).*

10.1	Shareholder Agreement, dated August 1, 2019, among Quaker Chemical Corporation, Gulf Hungary Holding Korlátolt Felelősségű Társaság, Gulf Oil International, Ltd. and GOCL Corporation Limited.

10.2	Non-Competition and Non-Solicitation Agreement, dated as of August 1, 2019, among Quaker Chemical Corporation, Gulf Houghton Lubricants Ltd., Gulf Oil International, Ltd., GOCL Corporation Limited and Gulf Oil Lubricants India, Ltd.*

10.3	Credit Agreement, dated as of August 1, 2019, among Quaker Chemical Corporation and certain of its subsidiaries, Banks of America, N.A. and each of the lenders from time to time party thereto.*

101.INS	Inline XBRL Instance Document (Cover Page Interactive Date File formatted as Inline XBRL and contained herein) – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Extension Schema Document

101.LAB	Inline XBRL Label Linkbase Document

101.PRE	Inline XBRL Presentation Linkbase Document

104	Cover Page Interactive Data File

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: August 2, 2019	By:	/s/ Robert T. Traub
Robert T. Traub
Senior Vice President, General Counsel and Corporate Secretary